SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is entered into as of October 28, 2008, among QUEST MIDSTREAM PARTNERS, L.P., a Delaware master limited partnership (the “MLP”), and BLUESTEM PIPELINE, LLC, a Delaware limited liability company (“Bluestem,” Bluestem and the MLP collectively the “Borrowers” and individually a “Borrower”), QUEST KANSAS GENERAL PARTNER, L.L.C., a Delaware limited liability company (“Quest Kansas GP”), QUEST KANSAS PIPELINE, L.L.C., a Delaware limited liability company (“Quest Kansas”), QUEST PIPELINE (KPC), a Kansas general partnership (“KPC,” KPC, Quest Kansas GP and Quest Kansas collectively the “Guarantors” and individually a “Guarantor”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively) and the undersigned Lenders comprising Required Lenders.

Reference is made to the Amended and Restated Credit Agreement dated as of November 1, 2007 among Borrowers, the Administrative Agent, the Collateral Agent and the Lenders parties thereto, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of November 1, 2007 (as amended, the “Credit Agreement”). Unless otherwise defined in this Second Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Second Amendment.

RECITALS

A.      The former chairman and chief executive officer (“CEO”) of the Borrowers has been accused of engaging in a series of unauthorized transactions spanning several years whereby funds of Quest Resource Corporation, Quest Energy Partners, L.P., a Delaware master limited partnership (“QELP”), or an Affiliate of QELP, were transferred to an entity controlled by the former CEO and periodically repaid in such a fashion that the transactions were not timely discovered and over time resulted in there being a misappropriation of approximately $10,000,000 of funds of QELP or its Affiliates by the former CEO for his personal benefit (as so alleged, the "Misappropriation Transaction"). As a result of the alleged Misappropriation Transaction, various representations and warranties of the Borrowers may no longer be true and correct and certain covenants may have been breached. The internal investigation and forensic accounting investigation relating to the Misappropriation Transaction is still pending at the time of execution of this Second Amendment and may continue for an indefinite period of time.

B.        To enable the Borrowers to satisfy conditions precedent to borrowing under the Credit Agreement and to rectify the possible covenant violations, as a result or consequence of the Misappropriation Transaction, the Borrowers have requested certain waivers and amendments to remove from the conditions and covenants the effects of the Misappropriation Transaction.

C.        Subject to the terms and conditions of this Second Amendment, the Administrative Agent and the Lenders comprising the Required Lenders are willing to agree to such requested waivers and amendments.

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Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.    Amendments. Effective as of the Second Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:

1.1	Definitions. Section 1.01 of the Credit Agreement is amended as follows:
(a)	The following definitions are amended in their entirety to read as follows:

“Agreement means this Amended and Restated Credit Agreement as amended by the First Amendment to Amended and Restated Credit Agreement and by the Second Amendment to Amended and Restated Credit Agreement.”

“Applicable Rate means during the Transition Period, the Eurodollar Rate plus 4.00% per annum or the Base Rate plus 3.00% per annum (and any Revolving Loans and Letters of credit outstanding on the Second Amendment Effective Date shall automatically have the Applicable Rate described above applied regardless of whether such Revolving Loan is a Base Rate Loan or Eurodollar Rate Loan and regardless of whether such Applicable Rate becomes effective on a day other than the last day of an Interest Period) and after the Transition Period ends, from time to time thereafter, the following percentages per annum set forth in the table below, on any date of determination, with respect to the Type of Credit Extension or Revolving Commitment fee that corresponds to the Total Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a):

Pricing Level	Total Leverage Ratio	Revolving Commitment Fee + (basis points)	Letter of Credit and Eurodollar Rate + (basis points)	Base Rate + (basis points)
1	Less than 3.00:1.00	37.5	200.0	100.0
2	Less than 3.50:1.00 but greater than or equal to 3.00:1.00	37.5	225.0	125.0
3	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	50.0	250.0	150.0
4	Less than 4.5:1.00 but greater than or equal to 4.00:1.00	50.0	275.0	175.0
5	Greater than or equal to 4.50:1.00	50.0	350.0	250.0

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first day of the fiscal quarter of the MLP immediately following the date of a Compliance Certificate delivered pursuant to Section 6.02(a); provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, Pricing Level 5 shall apply as of the first day of such following fiscal quarter.

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In the event that any Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Aggregate Revolving Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate based upon the foregoing pricing grid (the “Accurate Applicable Rate”) for any period that such Compliance Certificate covered, then (i) the Borrowers shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such period, (ii) the Applicable Rate shall be adjusted such that after giving effect to the corrected Compliance Certificate the Applicable Rate shall be reset to the Accurate Applicable Rate based upon the foregoing pricing grid for such period as set forth in the foregoing pricing grid and (iii) if the Accurate Applicable Rate is higher than the Applicable Rate based upon the foregoing pricing grid, the Borrowers shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Rate for such period.”

“Base Rate means for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate for such day, and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one and one-quarter percent (1.25%); provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. (London time) on such day. Any change in the Base Rate due to a change in the Prime Rate, Federal Funds Rate or the Eurodollar Rate shall be effective automatically and without notice to Borrower or any Lender on the effective date of such change in the Prime Rate, Federal Funds Rate or Eurodollar Rate, respectively.”

“Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of New York, or are in fact closed and, if such day relates to any Eurodollar Rate Loan or the calculation of the Eurodollar Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.”

“Capital Expenditure by a Person means an expenditure (determined in accordance with GAAP and including for maintenance and growth) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto.”

“Consolidated EBITDA means, for any period, for the MLP and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income, (e) merger and acquisition costs required to be expensed under FAS 141(R), (f) fees and expenses of the internal investigation and forensic accounting investigation relating to the Misappropriation Transaction and the related restructuring which shall be capped at $1,500,000 for purposes of this definition and (g) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the MLP and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.”

“Consolidated Interest Charges means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related

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expenses of the MLP and its Subsidiaries in connection with Indebtedness (net of interest rate Swap Contract settlements including capitalized interest and net of any write-off of debt issuance costs), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the MLP and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.”

“Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan a rate per annum described below:

(a)        the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR I screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)       if the rate referenced in the preceding subsection (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.”

“Net Cash Proceeds means (a) any Insurance Payment, (b) with respect to any Disposition, cash (including any cash received by way of deferred payment as and when received) received by a Company in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of Taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction) and (c) with respect to any MLP Equity Offering, proceeds of such MLP Equity Offering after payment of all reasonable closing costs and transaction costs.”

(b)       The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:

“Consolidated Cash Flow From Operations means, for a given period the sum of (i) Consolidated Net Income, (ii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (iii) other non-cash items, each as determined for such period in accordance with GAAP.”

“Excess Cash Flow means quarterly, the amount, not less than zero, equal to Consolidated Cash Flow From Operations for such quarter, minus the sum of (i) Capital Expenditures for such quarter and (ii) principal and interest payments on Indebtedness actually made during such quarter and permitted to be made under this Agreement.”

“Misappropriation Transaction collectively means the alleged series of unauthorized fund transfers occurring over a multi-year period initiated by the former Chairman and CEO

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(“CEO”) of the Borrowers whereby funds of Quest Energy Partners, L.P. or one or more of its Subsidiaries were transferred to an entity controlled by the former CEO and periodically repaid but in such a manner that the transactions were not timely discovered and over time resulted in the former CEO having allegedly misappropriated and converted to his personal use, an amount estimated to be $10 million.”

“Second Amendment Effective Date means November 5, 2008.”

“Second Amendment to Amended and Restated Credit Agreement means that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 28, 2008, among the Borrowers, the Guarantors, Royal Bank of Canada, as Administrative Agent, Collateral Agent and the Lenders.”

“Transition Period” means the period commencing on the Second Amendment Effective Date and ending on the date there is delivered to the Administrative Agent the consolidated balance sheet of the MLP and its Subsidiaries as of December 31, 2008 and the related statements of income and cash flows for such year, audited and accompanied by a report and opinion of UHY LLP or another nationally recognized firm of independent certified public accounts reasonably acceptable to the Required Lenders which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit.”

(c)	The following definitions are deleted from Section 1.01 of the Credit Agreement:

Acquisition Adjustment Period

Senior Debt Offering

1.2       Article I. Article I of the Credit Agreement is amended by adding a new Section 1.06 “Assumption Relating to Misappropriation Transaction” to read in its entirety as follows:

“1.06    Assumption Relating to Misappropriation Transaction. The waivers and amendments set forth in the Second Amendment to Amended and Restated Credit Agreement have been entered into by the Borrowers, the Administrative Agent and the Lenders prior to the completion of the Borrowers’ internal investigation and forensic accounting investigation relating to the Misappropriation Transaction. The Borrowers’ good faith best estimate of the amount of funds misappropriated from Quest Resource Corporation, Quest Energy Partners, L.P. or a Subsidiary of Quest Energy Partners, L.P. prior to entering into the Second Amendment to Amended and Restated Credit Agreement is $10 million. If after the Second Amendment to Amended and Restated Credit Agreement becomes effective other facts or circumstances concerning the Misappropriation Transaction previously unknown to the Lenders are discovered that result in the Lenders in good faith determining that the facts and circumstances concerning the Misappropriation Transaction assumed to exist at the time the Second Amendment to Amended and Restated Credit Agreement was entered into were materially erroneous, then in any such instance the waivers and amendments directly relating to the Misappropriation Transaction set forth in the Second Amendment to Amended and Restated Credit Agreement shall be deemed rescinded and revoked. Notwithstanding such rescission and revocation, neither the Administrative Agent nor any Lender will be authorized to exercise any rights or remedies otherwise available to them as a result of such rescission and revocation until the expiration of the twenty (20) Business Day negotiation period described in the next sentence. The Borrowers, the

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Administrative Agent and the Lenders shall negotiate in good faith for a period of twenty (20) Business Days to replace such rescinded and revoked waivers and amendments with replacement waivers and amendments satisfactory to the Administrative Agent and the Lenders in their sole and absolute discretion. If the Borrowers, Administrative Agent and Required Lenders fail to replace such rescinded and revoked waivers and amendments at the end of such twenty (20) Business Day period, those waivers and amendments will cease to be of any force or effect and the Lenders shall be entitled to exercise any rights or remedies available to them under any Loan Document as if this Second Amendment to Credit Agreement had not been entered among the parties hereto. Notwithstanding the foregoing, any fees paid pursuant to the Second Amendment to Amended and Restated Credit Agreement shall be nonrefundable and the Applicable Rate shall be the Eurodollar Rate + 4.0% per annum or the Base Rate + 3.0% per annum.”

1.3       Section 2.04(b)(iv). Section 2.04(b)(iv) of the Credit Agreement is amended to read in its entirety as follows:

“(iv)     Commencing with the fiscal quarter-ending December 31, 2008, and quarterly thereafter, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the MLP and within 90 days after the end of the fourth fiscal quarter of each fiscal year of the MLP, if the Total Leverage Ratio is greater than 4.5 to 1.0 as reflected on the Compliance Certificate for such fiscal quarter-end delivered to the Administrative Agent pursuant to Section 6.02(a), Borrowers shall prepay the Revolving Loan in an amount equal to seventy-five percent (75%) of Excess Cash Flow and the Revolving Commitment will be reduced dollar for dollar by the amount of any such prepayment and such prepayment will be applied first, to Base Rate Loans until paid in full and then to Eurodollar Rate Loans. After the step-down of the Total Leverage Ratio to 4.5 to 1.0 as provided in Section 7.15(b) and upon delivery to the Administrative Agent of (i) the first Compliance Certificate after the Second Amendment Effective Date disclosing a Total Leverage Ratio less than 4.0 to 1.0 and (ii) the consolidated balance sheet of the MLP and its Subsidiaries as of December 31, 2008 and the related statements of income and cash flows for such year, audited and accompanied by a report and opinion of UHY LLP or another nationally recognized firm of independent certified public accounts reasonably acceptable to the Required Lenders which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit, the amount of the Revolving Commitment reduced by the prepayments provided for in this Section shall be reinstated; provided such Revolving Commitment has not otherwise been terminated, reduced or cancelled; provided further, that once the amount of the Revolving Commitment has been reinstated there will be no further required prepayments from Excess Cash Flow even if the Total Leverage Ratio subsequently was greater than 4.5 to 1.0.”

1.4       Section 3.03. Section 3.03 of the Credit Agreement is amended to read in its entirety as follows:

“3.03    Inability to Determine Rates. If the Administrative Agent (or any Lender) determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks (or such Lender) in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders (or any Lender) determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders (or such Lender) of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrowers

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and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until all of the Lenders revoke such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.”

1.5       Section 5.05(a). Section 5.05(a) of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“, subject in the case of clauses (i) and (ii) to the effect of the Misappropriation Transaction.”

1.6       Section 5.05(b). Section 5.05(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b)      Since December 31, 2006 except for the Misappropriation Transaction and the related fees and expenses associated with the related internal investigation, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.”

1.7       Section 5.06. Section 5.06 of the Credit Agreement is amended by changing the first word thereof from “Except” to “except” and by adding a new clause at the beginning thereof to read as follows:

“Except for actions, suits, proceedings, claims and disputes arising out of or related to the Misappropriation Transaction, and”

1.8       Section 5.07. Section 5.07 of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“, subject to the effect of the Misappropriation Transaction.”

1.9       Section 5.14(c). Section 5.14(c) of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“, except to the extent any such proceeds were used improperly in connection with the Misappropriation Transaction.”

1.10     Section 5.15. Section 5.15 of the Credit Agreement is amended by changing the first word of the first and second sentences thereof from “All” to “all” and by adding a new clause at the beginning of the first and second sentences to read as follows:

“Other than as affected by the Misappropriation Transaction,”

1.11     Section 5.17. Section 5.17 of the Credit Agreement is amended to read in its entirety as follows:

“5.17    Compliance with Laws. Except with respect to Environmental Laws and Laws relating to taxes and employee benefits (which are covered by Sections 5.09, 5.11 and 5.12, respectively), and except as a consequence of or related to the Misappropriation Transaction, neither the Borrower nor any Borrower Affiliate is in violation of any Laws, other than such

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violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Borrower Affiliate has received notice alleging any noncompliance with any Laws, except for (i) such noncompliance which no longer exists, (ii) alleged noncompliance arising out of or related to the Misappropriation Transaction, or (iii) noncompliance which could not reasonably be expected to have a Material Adverse Effect.”

1.12     Section 6.01(a). Section 6.01(a) of the Credit Agreement is amended by deleting the language commencing with “audited and accompanied by a report” through the end of such Section and adding the following in substitution therefor:

“audited and accompanied by a report and opinion of UHY LLP or another nationally recognized firm of independent certified public accountants reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP (except as otherwise noted herein) and shall not be subject to any qualifications or exceptions as to the scope of the audit (except for qualifications, exceptions or restatements arising out of the Misappropriation Transaction) nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; provided with respect to any audit of, and report and opinion from, a firm of independent certified public accountants of any restatement of the MLP’s consolidated balance sheet, statement of income and statement of cash flows for fiscal years ending on or before December 31, 2007, such audit, report and opinion may be provided by Eide Bailly LLP, successor by merger to Murrell, Hall, McIntosh & Co., PLLP, UHY LLP or another nationally recognized firm of independent certified public accounts reasonably acceptable to the Required Lenders;”

1.13     Section 6.01(b). Section 6.01(b) of the Credit Agreement is amended by adding a new clause at the end thereof after the word “footnotes” and before the semicolon to read as follows:

“and to adjustments or restatements arising out of or related to the Misappropriation Transaction; provided delivery of the unaudited balance sheet, statement of income and cash flows of the MLP and its Subsidiaries for the fiscal quarter ending September 30, 2008 may be delayed and not delivered to the Administrative Agent until thirty (30) days after the date of delivery to the special committee of the Borrower’s governing board of a final report detailing the results of the internal investigation and forensic accounting investigation conducted by Andrews Kurth LLP and FTI Consulting into the Misappropriation Transaction which report may contain any recommended remedial measures the Borrower should undertake or advise that prior financial statements should be restated; provided, however, if restated financial statements are prepared as a result of the Misappropriation Transaction, then the Borrower shall deliver to the Administrative Agent its unaudited stand alone balance sheet, statement of income and cash flows of the Borrower for the fiscal quarter ending September 30, 2008 within ten (10) days after such restated financial statements are completed;”

1.14     Section 6.01. Section 6.01 of the Credit Agreement is amended by designating current Section 6.01(c) as Section 6.01(d) and adding a new Section 6.01(c) to read in its entirety as follows:

“(c)      during the Transition Period and thereafter whenever the Borrowers’ Total Leverage Ratio is greater than 4.5 to 1.0, within 10 days after the end of each month, delivery of a “check register” type monthly historical cash flow statement for such month and delivery of projected cash flow statements for the six (6) succeeding consecutive months and within 30 days after the

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end of each month, delivery of a detailed “working cash flow” type monthly historical cash flow statement substantially in the form previously delivered to the Administrative Agent; and”

1.15     Section 6.02(a). Section 6.02(a) of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“; provided, subsequent to the delivery of the financial statements referred to in Sections 6.01(a) and (b), there may be delivered Compliance Certificates corrected to reflect the Misappropriation Transaction which corrected Compliance Certificates may be delivered to the Administrative Agent within thirty (30) days after the date of delivery to the special committee of the Borrowers’ governing boards a final report detailing the results of the internal investigation and forensic accounting investigation conducted by Andrews Kurth LLP and FTI Consulting into the Misappropriation Transaction which report may contain any recommended remedial measures the Borrowers should undertake or advise that prior financial statements should be restated; provided, however, if restated financial statements are prepared as a result of the Misappropriation Transaction, then such corrected Compliance Certificates may be delivered to the Administrative Agent within ten (10) days after such restated financial statements are completed.”

1.16     Section 6.08(a). Section 6.08(a) of the Credit Agreement is amended by adding a new clause (ii) thereto to read as follows and designating current clause “(ii)” as clause “(iii)”:

“(ii) the failure to comply therewith arose out of or was related to the Misappropriation Transaction or”

1.17     Section 6.09. Section 6.09 of the Credit Agreement is amended by adding a new clause at the end thereof before the period to read as follows:

“; provided with respect to the Misappropriation Transaction the foregoing shall be modified to exclude noncompliance as a result of or related to the Misappropriation Transaction prior to its discovery and such modifications, restatements and revisions as are necessitated to reflect the Misappropriation Transaction after its discovery are permitted.”

1.18     Section 7.02. Section 7.02 of the Credit Agreement is amended by deleting “and” at the end of subsection (j), replacing the period at the end of subsection (k) with “; and”, and by adding a new subsection (l) to read as follows:

“(l)       “Investments constituting Indebtedness of Quest Parent or any Affiliate of Quest Parent, evidenced by a promissory note payable on February 27, 2009 that has been pledged to secure the Obligations and is in the possession of the Administrative Agent, but in no event in excess of $5,000,000 in principal amount at any time outstanding.”

1.19     Section 7.04(j). Section 7.04(j) of the Credit Agreement is hereby deleted and the semicolon and the word “and” are deleted from the end of Section 7.04(i) and replaced with a period.

1.20     Section 7.08(c). Section 7.08(c) of the Credit Agreement is amended to read in its entirety as follows:

“(c)      after the delivery to the Administrative Agent of audited annual financial statements for the MLP and its Subsidiaries for the fiscal year ending December 31, 2008 pursuant to Section 6.01(a) reflecting no funds of the Borrowers were misappropriated in

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connection with the Misappropriation Transaction or any similar scheme by the former CEO of the Borrowers or any other officer of the Borrowers, the MLP may declare, make or incur a liability to make Quarterly MLP Distributions of Available Cash (as defined in the Partnership Agreement (MLP)) to the extent such Quarterly MLP Distributions in any fiscal quarter do not exceed, in the aggregate, the Available Cash (as defined in the Partnership Agreement (MLP)) for the immediately preceding fiscal quarter and are made in accordance with the Partnership Agreement (MLP); provided that at the time such Quarterly MLP Distribution is made the Total Leverage Ratio is not greater than 4.0 to 1.0 after giving effect thereto; provided further, that at the time each such Quarterly MLP Distribution is made no Default or Event of Default exists or would result therefrom; provided further the foregoing shall not in any manner affect Restricted Payments consisting of additional equity interests or payment-in-kind equity issuances so long as no Default or Event of Default exists or would result therefrom.”

1.21     Section 7.10. Section 7.10 of the Credit Agreement, Nature of Business; Capital Expenditures; Risk Management, is amended by adding the following at the end thereof:

“Borrower’s Capital Expenditures shall not exceed the dollar amounts specified next to the time periods set forth below:

Time Period	Maximum Capital Expenditure
4th Fiscal Quarter of 2008	$5,000,000
1st Fiscal Quarter of 2009	$7,000,000
2nd Fiscal Quarter of 2009	$7,000,000
3rd Fiscal Quarter of 2009	$3,000,000
4th Fiscal Quarter of 2009	$3,000,000

1.22     Section 7.15(a). Section 7.15(a) of the Credit Agreement, Interest Coverage Ratio, is amended to read in its entirety as follows:

“(a)       Interest Coverage Ratio. Permit the Interest Coverage Ratio on a rolling four quarter basis, commencing with the fiscal quarter ending December 31, 2007, to be less than 2.50 to 1.00 for any fiscal quarter-ending on or prior to December 31, 2008, increasing to 2.75 to 1.00 for each fiscal quarter-end thereafter.”

1.23     Section 7.15(b). Section 7.15(b) of the Credit Agreement, Total Leverage Ratio, is amended to read in its entirety as follows:

“(b)      Total Leverage Ratio. Permit the Total Leverage Ratio on a rolling four quarter basis, commencing with the fiscal quarter ending December 31, 2007 and ending with the fiscal quarter ending December 31, 2008, to be greater than 5.00 to 1.00, decreasing to 4.50 to 1.00 for each fiscal quarter-end thereafter.”

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1.24     Section 7.15(c). Section 7.15(c) of the Credit Agreement, Senior Leverage Ratio, is deleted in its entirety.

1.25     Section 7.15(d). Section 7.15(d) of the Credit Agreement is amended to read in its entirety as follows:

“(d)      Adjustments for Permitted Acquisitions. For purposes of determining compliance with Sections 7.15(a) and (b):

(i)        Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four consecutive fiscal quarters most recently completed, to any Permitted Acquisition occurring during such period, as if such Permitted Acquisition occurred on the first day of such period (and with respect to pro forma adjustments to Consolidated EBITDA for the Enbridge Acquisition shall be based on actual results).

(ii)       If, in connection with a Permitted Acquisition, any Indebtedness is incurred or assumed by a Company, then Consolidated Interest Charges shall be calculated, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four quarters most recently completed, as if such Indebtedness had been incurred on the first day of such period (and with respect to pro forma adjustments to Consolidated Interest Charges for the Enbridge Acquisition shall be based on annualized actual interest expense).”

1.26     Exhibit C-Compliance Certificate. Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit C attached as Supplemental Exhibit C to this Second Amendment. Any references in the Credit Agreement to Exhibit C shall be deemed to refer to Supplemental Exhibit C from and after the Second Amendment Effective Date.

Paragraph 2.    Effective Date. This Second Amendment shall not become effective until the date (such date, the “Second Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a)        this Second Amendment, executed by the Borrowers, the Guarantors, the Administrative and the Required Lenders;

(b)       from the Borrowers and the existing Guarantors, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this Second Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) no change in such Person's organizational documents since November 1, 2007, other than the Amendment No. 1 to the Partnership Agreement (MLP) adopted on April 14, 2008 and effective as of January 1, 2007;

(c)        payment on the Second Amendment Effective Date to the Administrative Agent of a 25 basis point amendment fee calculated on the Aggregate Revolving Commitment in effect on the Second Amendment Effective Date which fee will be shared among each Lender timely approving the Second Amendment in accordance with its Pro Rata share of the Aggregate Revolving Commitment, which fee once paid will be fully earned and nonrefundable. For example, if the Aggregate Revolving Commitment at the time of the approval of the Second Amendment is $135 million and Lenders holding 70% of the

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Aggregate Revolving Commitment timely approve the Second Amendment, the amendment fee would equal $135 million times one-quarter of one percent times 70% or $236,250;

(d)       fees and expenses required to be paid pursuant to Paragraph 6 of this Second Amendment, to the extent invoiced prior to the Second Amendment Effective Date;

(e)        from Andrews Kurth LLP, the law firm retained by the joint special committee of the General Partner, Quest Parent and the general partner of Quest Energy Partners, L.P. to investigate the Misappropriation Transaction, and/or FTI Consulting, the accounting firm retained by Andrews Kurth LLP to conduct the forensic accounting investigation of the Misappropriation Transaction, a written statement that to the best of their current knowledge the amount of the Misappropriation Transaction does not appear to exceed $10,500,000 and involved funds misappropriated only from Quest Energy Partners, L.P. and its Subsidiaries and not the Borrowers;

(f)        evidence that contemporaneously with the execution of this Second Amendment the requisite lenders party to that certain First Amendment to Second Lien Senior Term Loan Agreement with Quest Cherokee, LLC have duly executed and delivered such First Amendment and the borrower and guarantors party thereto have also duly executed and delivered such First Amendment;

(g)       evidence that contemporaneously with the execution of this Second Amendment the requisite lenders party to that certain Second Amendment to Amended and Restated Credit Agreement with Quest Cherokee, LLC have duly executed and delivered such Second Amendment and the borrower and guarantors party thereto have also duly executed and delivered such Second Amendment; and

(h)       such other assurances, certificates, documents and consents as the Administrative Agent may require.

Paragraph 3.	Waivers.

(a)         Insofar as such non-compliance is the direct or indirect consequence of the Misappropriation Transaction, the Lenders hereby waive any non-compliance for all periods ending prior to the Second Amendment Effective Date with the following representations and warranties and agree that the Borrowers shall not be deemed in Default solely by reason of such non-compliance:

(i)         Section 5.05(a) -- Financial Statements -- insofar as a result of or related to the Misappropriation Transaction the financial statements previously delivered may not have fairly presented in all material respects the financial condition of the MLP, Bluestem and their Subsidiaries as of the date thereof;

(ii)        Section 5.05(b) – No Material Adverse Effect – insofar as a result of or related to the Misappropriation Transaction (including the costs of the internal investigation related thereto) there may have been an event or circumstance that has or could reasonably be expected to have a Material Adverse Effect;

(iii)       Section 5.06 – Litigation – insofar as actions, suits, proceedings, claims or disputes arising out of or related to the Misappropriation Transaction are pending or threatened or contemplated by or against Borrowers or any Borrower Affiliate which could reasonably be expected to have a Material Adverse Effect;

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(iv)       Section 5.07 – No Default – insofar as there is or could reasonably be expected to be a default under any Material Agreement as a result of or related to the Misappropriation Transaction;

(v)        Section 5.14(c) – Use of Proceeds – insofar as any proceeds of any Revolving Loan were used in the Misappropriation Transaction;

(vi)       Section 5.15 -- Disclosure; No Material Misstatements – insofar as a result of or related to the Misappropriation Transaction any material factual information furnished by or on behalf of the MLP or Bluestem was not true and accurate in all material respects or was incomplete by omitting to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading, or any estimates or projections were based on incorrect information or assumptions; and

(vii)      Section 5.17 -- Compliance With Laws – insofar as a result of or related to the Misappropriation Transaction the Borrowers or any Borrower Affiliate is in violation of any Laws which could reasonably be expected to have a Material Adverse Effect and insofar as a result of or related to the Misappropriation Transaction the Borrowers or any Borrower Affiliate has received notice alleging any noncompliance with any Laws that could reasonably be expected to have a Material Adverse Effect.

(b)        Insofar as such non-compliance is the direct or indirect consequence of the Misappropriation Transaction, the Lenders hereby waive any non-compliance for all periods ending prior to the Second Amendment Effective Date with the following affirmative covenants and agree that the Borrowers shall not be deemed in Default solely by reason of such non-compliance:

(i)         Section 6.01(a) -- Financial Statements -- insofar as a result of or related to the Misappropriation Transaction the audited annual financial statements previously delivered did not fairly present in all material respects the financial condition, results or operations and cash flows of the MLP and its Subsidiaries and may need to be restated;

(ii)        Section 6.01(b) – Financial Statements – insofar as a result of or related to the Misappropriation Transaction the unaudited quarterly financial statements previously delivered did not fairly present in all material respects the financial condition, results of operations and cash flows of the MLP and its Subsidiaries and may need to be restated;

(iii)       Section 6.02(a) – Certificates – insofar as a result of or related to the Misappropriation Transaction previously delivered Compliance Certificates were not accurate and need to be resubmitted;

(iv)       Section 6.03(a) – Notices – insofar as a result of or related to the Misappropriation Transaction a Default or Event of Default occurred and Borrowers failed to promptly notify the Administrative Agent of such Default or Event of Default;

(v)        Section 6.03(b) – Notices – insofar as a result of or related to the Misappropriation Transaction a Material Adverse Effect resulted or could reasonably be expected to result;

(vi)       Section 6.03(c) – Notices – insofar as a result of or related to the Misappropriation Transaction any litigation, investigation or proceeding affecting Borrowers or

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any Borrower Affiliate exists in which the amount involved exceeds $1,000,000 or injunctive or other relief is sought which could reasonably be expected to have a Material Adverse Effect;

(vii)      Section 6.03(d) – Notices – insofar as a result of or related to the Misappropriation Transaction any changes are made to the Borrower’s or the MLP’s internal controls;

(viii)     Section 6.08 – Compliance With Laws – insofar as a result of or related to the Misappropriation Transaction the Borrowers failed to comply in all material respects with the requirements of Laws applicable to them or their business or properties and which noncompliance could reasonably be expected to have a Material Adverse Effect;

(ix)       Section 6.09 – Books and Records – insofar as a result of or related to the Misappropriation Transaction the Borrowers failed to maintain proper books of record and account (a) in which full, true and correct entries in conformity with GAAP were made and (b) in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it; and

(x)        Section 6.12 – Use of Proceeds – insofar as a result of or related to the Misappropriation Transaction proceeds of the Revolving Loan were used for a purpose other than a purpose set forth in Section 6.12.

(c)         Insofar as such non-compliance is the direct or indirect consequence of (i) the Misappropriation Transaction or (ii) as a result of not promptly settling intercompany accounts, the Lenders hereby waive any non-compliance with the following negative covenants and agree that the Borrowers shall not be deemed in Default solely by reason of such non-compliance:

(i)         Section 7.02 -- Investments -- insofar as a result of or related to (A) the Misappropriation Transaction any funds transferred from the Borrowers or any Affiliate of the Borrowers to an entity controlled by the former CEO of the Borrowers would be characterized as a loan, advance or Investment or (B) not promptly settling intercompany accounts any such intercompany accounts would be characterized as a loan, advance or Investment;

(ii)        Section 7.04 – Indebtedness – insofar as a result of or related to (A) the Misappropriation Transaction or (B) not promptly settling intercompany accounts, Indebtedness was created or incurred;

(iii)       Section 7.11 – Transactions with Affiliates – insofar as a result of or related to the Misappropriation Transaction a transfer of property of the Borrowers was made to an Affiliate and as a result of not promptly settling intercompany accounts; and

(iv)        Section 7.13 – Use of Proceeds -- insofar as a result of or related to the Misappropriation Transaction proceeds of the Revolving Loan were used for a purpose other than a purpose set forth in Section 6.12.

(d)        Insofar as such breach is the direct or indirect consequence of the Misappropriation Transaction, the Lenders hereby waive any breach for all periods ending prior to the Second Amendment Effective Date with the following Defaults and/or Events of Default:

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(i)         Section 8.01(b) – Specific Covenants -- insofar as a result of or related to the Misappropriation Transaction the Borrowers failed to observe any term, covenant or agreement contained in Section 6.03(a), Section 6.12, Section 7.02, Section 7.04, Section 7.11 or Section 7.13;

(ii)        Section 8.01(c) – Other Defaults – insofar as a result of or related to the Misappropriation Transaction the Borrowers failed to perform or observe any covenant or agreement listed in Paragraph 3(b) or (c) of this Second Amendment that is not listed in Paragraph 3(d)i) of this Second Amendment;

(iii)       Section 8.01(d) – Representations and Warranties – insofar as a result of or related to the Misappropriation Transaction any representation or warranty made or deemed made by the Borrowers or any other Loan Party was incorrect in any material respect when made or deemed made; and

(iv)       Section 8.01(e) – Cross-Default – insofar as a result of or related to the Misappropriation Transaction the Borrowers or any Borrower Affiliate failed to observe or perform any agreement or condition relating to Indebtedness having an aggregate principal amount of more than $5,000,000, the effect of which default is to cause, or to permit the holder of such Indebtedness to cause with the giving of notice if required, such Indebtedness to be demanded or to become due prior to its stated maturity.

(e)         For the avoidance of doubt, the Lenders confirm that if the Borrowers’ representations are as set out in Article V of the Credit Agreement, as amended and waived herein, and the Borrowers comply with the requirements of Section 4.02, Article VI and Article VII of the Credit Agreement, as amended and waived herein, the Borrowers may borrow under the Credit Agreement on the terms and subject to the limitations set forth in the Credit Agreement.

(f)         The foregoing waivers shall not be deemed to be a waiver by the Lenders of any other covenant, condition or obligation on the part of the Borrowers under the Credit Agreement or any other Loan Document, except as set forth in Paragraph 3 of this Second Amendment. In addition, the foregoing waivers shall in no respect evidence any commitment by the Lenders to grant any future consents or waivers of any covenant, condition or obligation on the part of the Borrowers under the Credit Agreement or any other Loan Document whether related to or arising out of the Misappropriation Transaction or otherwise. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 10.01 of the Credit Agreement.

Paragraph 4.    Acknowledgment and Ratification. The Borrowers and the Guarantors each (i) consent to the agreements in this Second Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this Second Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrowers or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.

Paragraph 5.    Representations. The Borrowers and the Guarantors each represent and warrant to the Administrative Agent and the Lenders that as of the Second Amendment Effective Date and after giving effect to the waivers and amendments set forth in this Second Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the

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Restated Credit Agreement

date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

Paragraph 6.    Expenses, Funding Losses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Second Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Second Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.

Paragraph 7.	Miscellaneous.

(a)        This Second Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Second Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this Second Amendment will be construed, and its performance enforced, under New York law and applicable federal law, (iv) if any part of this Second Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (v) this Second Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Paragraph 8.  ENTIRE AGREEMENT. THIS SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Paragraph 9.    Parties. This Second Amendment binds and inures to the benefit of the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, the Lenders, and their respective successors and assigns.

Paragraph 10.  Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Second Amendment.

Paragraph 11.  Release. As additional consideration for the execution, delivery and performance of this Second Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Second Amendment, the Borrowers warrant and represent to the Administrative Agent, the Collateral Agent and the Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolving Notes and/or the Loan Documents, or (ii) the performance of any of their obligations with respect to the Revolving Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrowers unconditionally and irrevocably hereby RELEASE, RELINQUISH and forever DISCHARGE Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrowers may have against any of them or their predecessors, successors, assigns, agents,

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officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

The parties hereto have executed this Second Amendment in multiple counterparts to be effective as of the Second Amendment Effective Date.

Remainder of Page Intentionally Blank

Signature Pages to Follow.

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            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the Second Amendment Effective Date.

BORROWERS:

QUEST MIDSTREAM PARTNERS, L.P.,
a Delaware limited partnership, as a Borrower

By:	QUEST MIDSTREAM GP, LLC,
its General Partner

	By:	/s/ David Lawler
David Lawler
President

BLUESTEM PIPELINE, LLC,
a Delaware limited liability company, as a Borrower

By:	QUEST MIDSTREAM PARTNERS, L.P.,
its Sole Member

	By:	QUEST MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ David Lawler
David Lawler
President

GUARANTORS:

QUEST TRANSMISSION COMPANY, LLC,				QUEST KANSAS PIPELINE, L.L.C.,
a Delaware limited liability company, as a Guarantor				a Delaware limited liability company, as a Guarantor

By:	QUEST MIDSTREAM PARTNERS, L.P.,			By:	QUEST MIDSTREAM PARTNERS, L.P.,
	its Sole Member				its Sole Member

	By:	QUEST MIDSTREAM GP, LLC,			By:	QUEST MIDSTREAM GP, LLC
		its General Partner				its General Partner

		By:	/s/ David Lawler			By:	/s/ David Lawler
			David Lawler				David Lawler
			President				President

Signature Page 1

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QUEST KANSAS GENERAL PARTNER, L.L.C.,
a Delaware limited liability company, as a Guarantor

By:	QUEST MIDSTREAM PARTNERS, L.P.,
its Sole Member

	By:	QUEST MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ David Lawler
David Lawler,
President

QUEST PIPELINES (KPC),
a Kansas general partnership, as a Guarantor

By:	QUEST KANSAS GENERAL PARTNER, L.L.C.,
a general partner

	By:	QUEST MIDSTREAM PARTNERS, L.P.,
its Sole Member

		By:	QUEST MIDSTREAM GP, LLC,
its General Partner

			By:	/s/ David Lawler
David Lawler,
President

By:	QUEST KANSAS PIPELINE, L.L.C.,
a general partner

	By:	QUEST MIDSTREAM PARTNERS, L.P.,
its Sole Member

		By:	QUEST MIDSTREAM GP, LLC,
its General Partner

			By:	/s/ David Lawler
David Lawler
President

Signature Page 2

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ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

Signature Page 3

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L/C ISSUER AND LENDER:

ROYAL BANK OF CANADA, as a Lender
and L/C Issuer

By:	/s/ Jason York
Jason York
Authorized

Signature Page 4

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AGREED TO AS OF THE SECOND
AMENDMENT EFFECTIVE DATE:	COMERICA BANK,
as a Lender

	By:	/s/ Rebecca Wilson
	Name:	Rebecca L. Wilson
	Title:	Assistant Vice President

Signature Page 5

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U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

Signature Page 6

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Restated Credit Agreement

GUARANTY BANK, FSB, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Vice President

Signature Page 7

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SUNTRUST BANK, N.A., as a Lender

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Vice President

Signature Page 8

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BANK OF OKLAHOMA, N.A., as a Lender

By:	/s/ Mike Weatherholt
Name:	Mike Weatherholt
Title:	Assistant Vice President

Signature Page 9

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FORTIS CAPITAL CORP., as a Lender

By:	/s/ Casey Lowary
Name:	Casey Lowary
Title:	Director

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Signature Page 10

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SUPPLEMENTAL EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

(Pursuant to Section 6.02 of the Agreement)

Financial Statement Date: ___________, ____

To:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 1, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Midstream Partners, L.P., a Delaware limited partnership (the “MLP”), Bluestem Pipeline, LLC, a Delaware limited liability company (“Bluestem”, collectively the MLP and Bluestem called the “Borrowers”), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

The undersigned Responsible Officers hereby certify as of the date hereof that they are the ___________________________ of the General Partner of the MLP, which is the sole member of Bluestem, and that, as such, they are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the MLP and Bluestem, and that:

[Use the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and

[Use the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are, the unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal quarter of the MLP ended as of the above date and the portion of the MLP’s fiscal year then ended, together with a certificate of a Responsible Officer of the MLP stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

Supplemental Schedule C

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Restated Credit Agreement

1.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

2.         A review of the activities of the MLP and Bluestem during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and Bluestem performed and observed all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

3.         The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ___________, ________.

BLUESTEM PIPELINE, LLC,	QUEST MIDSTREAM PARTNERS, L.P.,
a Delaware limited liability company, as Borrower	a Delaware limited partnership, as Borrower

By	QUEST MIDSTREAM PARTNERS, L.P.,	By	QUEST MIDSTREAM GP, LLC, its
its Sole Member	General Partner
By	QUEST MIDSTREAM GP, LLC, its	By:
General Partner	Name:

Title

By:

Name:

Title:

Supplemental Schedule C

Second Amendment to

Bluestem Pipeline Amended and

Restated Credit Agreement

Schedule 1

Financial Statements

Supplemental Schedule C

Second Amendment to

Bluestem Pipeline Amended and

Restated Credit Agreement

For the Quarter/Year ended

_______________________ ("Statement Date")

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.15(a) – Interest Coverage Ratio.

A.

Adjusted Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA” and “Adjusted Consolidated EBITDA”):

	1.	Consolidated EBITDA for Subject Period (prior to pro forma adjustments for Permitted Acquisitions pursuant to Section 7.15(d)) and Material Projects pursuant to Section 7.15(e):	$________
2.

Pro forma adjustments to EBITDA for Permitted Acquisitions during the Subject Period (Section 7.15(d)), giving effect to such Permitted Acquisitions on a pro forma basis for the Subject Period as if such Permitted Acquisitions occurred on the first day of the Subject Period:

$________
	3.	Pro forma adjustments to EBITDA for Material Projects during the Subject Period (Section 7.15(e)), giving effect to the Material Project Consolidated EBITDA Adjustments for the Subject Period:	$________
	4.	Consolidated EBITDA including pro forma adjustments for Permitted Acquisitions and Material Projects (Lines I.A.1 +I.A.2 + I.A.3):	$________
	5.	Distribution Equivalent Amount for Subject Period	$________
	6.	Adjusted Consolidated EBITDA (Lines I.A.4 + I.A.5)	$________

B.	Consolidated Interest Charges for the Subject Period
	1.	Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date:	$________
	2.	Pro forma adjustment for Consolidated Interest Charges during the four consecutive fiscal quarters ending on the Statement Date (Section 7.15(d)):	$________
	3.	Consolidated Interest Charges including pro forma adjustments for Permitted Acquisitions (Lines I.B.1 + I.B.2):	$________

C.	Interest Coverage Ratio
	1.	Adjusted Consolidated EBITDA adjusted for Permitted Acquisitions and Material Projects (Line I.A.6):	$________
	2.	Consolidated Interest Charges adjusted for Permitted Acquisitions (Line I.B.3):	$________
	3.	Imputed interest charges on Synthetic Lease Obligations of the MLP and its Subsidiaries for the Subject Period:	$________
	4.	Interest Coverage Ratio: (Line I.C.1) divided by (Lines I.C.2 + I.C.3):	____ to 1.0

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		Minimum required: 2.50 to 1.00 for any fiscal quarter-end on or prior to December 31, 2008, increasing to 2.75 to 1.00 for each fiscal quarter-end thereafter.	Yes/No

II.	Section 7.15(b) – Total Leverage Ratio.
A.	Cash Adjusted Consolidated Funded Debt
	1.	Consolidated Funded Debt on Statement Date (borrowed money Indebtedness, letter of credit reimbursement obligations, Capital Leases, Synthetic Leases, Guaranty Obligations)	$________
	2.	Cash of MLP and its Subsidiaries deposited with Administrative Agent (or another approved financial institution) subject to control agreement or otherwise pledged	$________
	3.	Line II.A.1 minus II.A.2	$________

B.	Adjusted Consolidated EBITDA
	1.	Adjusted Consolidated EBITDA (including pro forma adjustments for Permitted Acquisitions and Material Projects) (Line I.A.6 above)	$________
	2.	Total Leverage Ratio: (Line II.A.3) divided by (Line II.B.1):	____ to 1.0
	3.	Is the Total Leverage Ratio less than 5.00 to 1.0 for any fiscal quarter-end on or prior to December 31, 2008, decreasing to 4.50 to 1.00 for each fiscal quarter-end thereafter?	Yes/No

Supplemental Schedule C

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Bluestem Pipeline Amended and

Restated Credit Agreement